Exhibit 10.14

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made and entered into as of December 14, 2021 by and among Sharps Technology, Inc., a Wyoming corporation (the “Company”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company is currently in need of funds to help finance its operations; and

WHEREAS, the Purchasers are willing to advance funds to the Company in exchange for the issuance to each Purchaser of (i) secured promissory notes evidencing the Company’s obligation to repay the each Purchaser’s loan of the advanced funds, and (ii) shares of the Company’s Common Stock or other Equity Interests, all as provided in this Agreement.

WHEREAS, to secure payment for funds advanced to the Company hereunder, concurrent with the Closing Date, the Company will grant Purchasers a security interest in certain assets pursuant to a pledge and security agreement substantially in the form attached hereto as Exhibit B (the “Pledge and Security Agreement”).

 NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereby agree as follows:

1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Common Stock” means the common stock of the Company, $0.0001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Sichenzia Ross Ference LLP, with offices located at 1185 Avenue of Americas, New York, NY 10036.

“Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of that Person’s equity capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, or any other equivalent of any such ownership interest.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” means United States generally accepted accounting principles.

“Lead Investor” Cavalry Investment Fund, LP.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights).

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Permitted Indebtedness” means (i) Indebtedness evidenced by the Notes, (ii) Indebtedness set forth on Schedule 6.9 to this Agreement, (iii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens, and (iv) any Indebtedness relating to the Safegard purchase; provided that (A) the Company shall have used reasonable best efforts to have the purchase option termination date relating to the Safegard purchase extended an additional 60 days, and (B) upon the consummation of any financing in respect of such Indebtedness the loan to value ratio of the related loan shall not exceed 65/35 based on an appraisal of the Safegard property conducted on our about the time of such financing by an appraiser reasonable acceptable to the Purchasers.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $700,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, or (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods.

“Person” means an individual, partnership, limited liability company, joint stock company, trust (including a business trust or a real estate investment trust), unincorporated association, corporation, joint venture or other entity, or any governmental authority.

“Security Agreement” means the Security Agreement among each Purchaser, executed and delivered simultaneously with this Agreement, in the form attached hereto as Exhibit B, as amended or supplemented from time to time

“Registration Rights” shall have the meaning ascribed to such term in Section 9.4.

“Registration Statement” means a registration statement on Form S-1, or on Form S-3, if eligible, meeting the requirements set forth in the Registration Rights and covering the resale of the Shares and the Warrant Shares by each Purchaser as provided for in the Registration Rights.

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“Subsidiary” means any subsidiary of the Company as set forth on Schedule 5.1 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Transaction Documents” means this Agreement, the Notes, the Pledge and Security Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means VStock Transfer, the planned transfer agent of the Company and any successor transfer agent of the Company.

“Warrant” means the Warrant to purchase Common Stock delivered to the Purchasers at the Warrant Delivery Date in accordance with Section 5 hereof, which Warrants shall have a term of exercise equal to five and a half years from the initial exercise date, in the form of Exhibit B attached hereto

2. PURCHASE AND SALE OF NOTES. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company on the Closing Date, a promissory note in the principal amount designated on such Purchaser’s signature page attached hereto (each, a “Note”, and collectively, the “Notes”). Each such Note shall, among other things, (i) be dated the date of issuance, (ii) bear interest from such date at the rate of eight percent (8%) per annum, (iii) mature upon the earlier to occur of (x) one year from the date of issuance and (y) the consummation of the Company’s initial public offering (a “Qualified IPO”), (iv) contain a mandatory prepayment provision requiring prepayment by the Company of the Note with the net proceeds of any Indebtedness or Equity Interests issued by the Company or any of its Subsidiaries (other than those issuable hereunder) during the period beginning on the Closing Date through and including the date the Company consummates a Qualified IPO (the “Subsequent Offering Period”), and (v) be substantially in the form of Exhibit A hereto.

3. CLOSING. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, the closing of the purchase and sale of the Note and the Shares (the “Closing”) shall take place on the date when all of the Transaction Documents have been executed and delivered by the applicable parties and the other conditions to the Closing set forth in Sections 7 and 9 have been satisfied or waived (or such later date as is mutually agreed to by the Company and the Purchasers (such date referred to in this Agreement as the “Closing Date”). Each Purchaser understands and acknowledges that this subscription is part of a proposed placement by the Company of up to $2,000,000 of Notes (the “Offering”). During the Offering and until the Closing Date, funds will be held in an escrow account established by the Company and released at the discretion of the Company. If a subscription is not accepted, whether in whole or in part, the subscription funds held therein will be returned promptly to the Purchaser without interest or deduction. The consummation of the transactions contemplated herein for the Closing shall take place electronically via email, upon the satisfaction of all conditions to Closing set forth in this Agreement.

4. ISSUANCE OF SHARES.

4.1 Number, Pricing and Type of Shares. As additional consideration for purchase by the Purchasers of the Notes, on the Shares Delivery Date (as defined below), the Company agrees to issue each Purchaser that purchases a Note hereunder a number of shares of the Company’s Common Stock or other Equity Interests (the “Shares”) equal to fifty percent (50%) of the original principal amount of the Note purchased by such Purchaser divided by the Subsequent Offering Price (as defined below) for the applicable offering of Common Stock or other Equity Interests consummated by the Company (any such offering, a “Consummated Offering”) during the Subsequent Offering Period; provided, that upon the consummation of any Consummated Offering during the Subsequent Offering Period, each Purchaser may elect, in its sole discretion to either (x) receive Shares of the type of the Equity Interests sold in such Consummated Offering, applying the Subsequent Offering Price of such Consummated Offering to determine the number of Shares to be issued to it on the Shares Delivery Date, or (y) receive Shares based on a future Consummated Offering, receiving Shares of the type of Equity Interests sold in such future Consummated Offering and applying the Subsequent Offering Price of such future Consummated Offering to determine the Qualified IPO to be issued to it on the Shares Delivery Date; provided further, that if the Company’s Qualified IPO is the sole Consummated Offering to occur during the Subsequent Offering Period, then the Purchasers shall receive Shares of the type of the Equity Interests sold in the such Qualified IPO, and the Subsequent Offering Price used to determine the number of Shares to be delivered to each Purchaser shall be the price per share of the Company’s Equity Interests sold in the Company’s Qualified IPO. As used herein, the term “Subsequent Offering Price” means, with respect to any Consummated Offering consummated during the Subsequent Offering Period (including the Company’s Qualified IPO), the price per share of the Equity Interests sold by the Company in such Consummated Offering.

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4.2 Subsequent Offerings. During the Subsequent Offering Period, the Company shall provide each Purchaser with notice in writing of any proposed offering of its Equity Interests by no later than ten (10) business days prior to the consummation of such proposed offering (a “Proposed Offering Notice”), which Proposed Offering Notice shall include the terms of the proposed offering, including without limitation the proposed price per share for the Equity Interests being sold in such offering, and any information related to the offering provided by the Company to investors in such offering as reasonably requested by such Purchaser. No later than one (1) business day following the consummation of any such proposed offering by the Company, the Company shall provide notice to each Purchaser in writing of such Consummated Offering (a “Consummated Offering Notice”), which Consummated Offering Notice shall include the final terms of the Consummated Offering, including the Subsequent Offering Price and copies of the final executed closing documents for such Consummated Offering. Upon receipt of any Consummated Offering Notice from the Company, each Purchaser may elect in its sole discretion, to apply the Subsequent Offering Price for such Consummated Offering to determine the number of Shares to be issued to it on the Shares Delivery Date, by providing notice to the Company in writing of such election by no later than thirty (30) days following receipt of such Consummated Offering Notice (a “Shares Delivery Notice”), which Shares Delivery Notice shall include the calculation of the number of Shares to be delivered based on the applied Subsequent Offering Price and in accordance with Section 4.1.

4.3 Delivery of Shares. Upon receipt of a Shares Delivery Notice from any Purchaser, the Company the Company shall deliver to such Purchaser the Shares not later than three (3) business days following the Company’s receipt of such Shares Delivery Notice (the “Shares Delivery Date”), at the option of such Purchaser, either by: (i) a book entry confirmation from the Transfer Agent confirming delivery of such Purchaser’s Shares, or (ii) physical delivery of a certificate evidencing such Shares, registered in the name of such Purchaser. For the avoidance of doubt, each Purchaser shall be deemed to be the holder of the Shares on the Shares Delivery Date regardless of the delivery of the book entry confirmation or physical certificate.

5. ISSUANCE OF WARRANTS.

5.1 Number, Pricing and Type of Warrants. As additional consideration for purchase by the Purchasers of the Notes, on the Warrant Delivery Date (as defined below), the Company agrees to issue each Purchaser that purchases a Note hereunder a number of Warrants of the Company’s Common Stock or other Equity Interests (the “Warrants”) equal to fifty percent (50%) of the original principal amount of the Note purchased by such Purchaser divided by the Subsequent Offering Price (as defined below) for the applicable offering of Common Stock or other Equity Interests consummated by the Company (any such offering, a “Consummated Offering”) during the Subsequent Offering Period; provided, that upon the consummation of any Consummated Offering during the Subsequent Offering Period, each Purchaser may elect, in its sole discretion to either (x) receive Warrants of the type of the Equity Interests sold in such Consummated Offering, applying the Subsequent Offering Price of such Consummated Offering to determine the number of Warrants to be issued to it on the Warrants Delivery Date, or (y) receive Warrants based on a future Consummated Offering, receiving Warrants of the type of Equity Interests sold in such future Consummated Offering and applying the Subsequent Offering Price of such future Consummated Offering to determine the number of Warrants to be issued to it on the Warrants Delivery Date; provided further, that if the Company’s Qualified IPO is the sole Consummated Offering to occur during the Subsequent Offering Period, then the Purchasers shall receive Warrants of the type of the Equity Interests sold in the such Qualified IPO, and the Subsequent Offering Price used to determine the number of Warrants to be delivered to each Purchaser shall be the price per share of the Company’s Equity Interests sold in the Company’s Qualified IPO. As used herein, the term “Subsequent Offering Price” means, with respect to any Consummated Offering consummated during the Subsequent Offering Period (including the Company’s Qualified IPO), the price per share of the Equity Interests sold by the Company in such Consummated Offering. Notwithstanding the foregoing, any Warrant issued to a Purchaser pursuant to this Section 5.1 shall be in a form acceptable to such Purchaser in its sole discretion.

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5.2 Delivery of Warrants. Upon receipt of a Warrant Delivery Notice from any Purchaser, the Company the Company shall deliver to such Purchaser the Warrants not later than three (3) business days following the Company’s receipt of such Warrant Delivery Notice (the “Warrant Delivery Date”), at the option of such Purchaser, either by: (i) a book entry confirmation from the Transfer Agent confirming delivery of such Purchaser’s Shares, or (ii) physical delivery of a certificate evidencing such Shares, registered in the name of such Purchaser. For the avoidance of doubt, each Purchaser shall be deemed to be the holder of the Warrants on the Warrant Delivery Date regardless of the delivery of the book entry confirmation or physical certificate.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers that the statements in the following paragraphs of this Section 4 are all true and complete immediately prior to the Closing Date:

6.1 Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 6.1. The Company owns, directly or indirectly, all of the capital stock and other Equity Interests of each Subsidiary, if any, free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

6.2 Organization, Good Standing, Corporate Power and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Wyoming. The Company has the requisite corporate power and authority to enter into and perform this Agreement.

6.3 Due Authorization; Enforcement. All corporate action on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement and the Note has been taken or will be taken prior to the Closing Date, and this Agreement constitutes, and the Note when executed and delivered will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

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6.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Notes and Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

6.5 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the SEC and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

6.6 Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of (i), (ii) and (iii) as could not have or reasonably be expected to result in a Material Adverse Effect.

6.7 Valid Issuance of Stock. The Shares upon issuance will be duly and validly issued, fully paid and nonassessable, free and clear of all liens other than restrictions on transfer provided for in the Transaction Document. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

6.8 Capitalization. The Company is authorized to issue 50,000,000 shares of Common Stock of which, as of the date of this Agreement, (i) 18,154,715 shares were issued and outstanding, (ii) 4,519,925 shares are reserved for issuance pursuant to securities (other than the Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock (the “Existing Securities”) and (iii) 2,750,000 shares are reserved for various planned issuances of shares of Common Stock (the “Planned Issuances”). In addition, the Company has 10,000 shares of preferred stock authorized, of which one (1) share has been designated as Series A Preferred Stock. The Company is not authorized to issue any classes of capital stock other than Common Stock. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except for the Existing Securities and Planned Issuances and except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, Common Stock Equivalents, any other type of Equity Interests, or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, Common Stock Equivalents, any other type of Equity Interests or capital stock of any Subsidiary. The issuance and sale of the Notes and the Shares will not obligate the Company to issue any Equity Interests or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary.

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6.9 Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Notes and Shares hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 6.9 sets forth all outstanding secured and unsecured Indebtedness of the Company and/or its Subsidiaries as of the date hereof, or for which the Company and/or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed by the Company or any Subsidiary (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others to third parties, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

6.10 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim

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6.11 Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

6.12 Rule 144(i). The Company is not an issuer under Rule 144(i) of the 1933 Act.

6.13 Certain Fees. Except for pursuant to that certain engagement letter with Aegis Capital Corp., no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Other than for Persons engaged by any Purchaser, if any, the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

7. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF PURCHASERS. Each Purchaser hereby represents and warrants to, and agrees with, the Company, that:

7.1 Authorization. This Agreement constitutes such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Such Purchaser represents that such Purchaser has full power and authority to enter into this Agreement.

7.2 Disclosure of Information. Such Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. Such Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

7.3 Investment Experience. Such Purchaser understands that the purchase of the Shares involves substantial risk. Such Purchaser (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Purchaser is able to fend for himself, can bear the economic risk of such Purchaser’s investment in the Shares and has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Purchaser to be aware of the character, business acumen and financial circumstances of such persons.

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7.4 Accredited Purchaser Status. The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

7.5 Restricted Securities. Such Purchaser understands that the Shares are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Purchaser represents that such Purchaser is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the “SEC”), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Purchaser understands that the Company is under no obligation to register any of the securities sold hereunder. Such Purchaser understands that no public market now exists for the Shares and that it is uncertain whether a public market will ever exist for the Shares.

7.6 No Solicitation. At no time was such Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general or advertising or solicitation in connection with the offer, sale and purchase of the Shares.

7.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

(a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of the Company, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

7.8 Legends.

(a) It is understood that the certificates evidencing the Shares will bear the legends set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASER SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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(b) Any legend required by any state securities laws.

7.9 Tax Liability. Such Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Such Purchaser relies solely on such advisors and not on any statements or representations of the Company, the Company’s counsel, or any of the Company’s agents. It understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

8. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT CLOSING. The obligations of each Purchaser under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing Date, of each of the following conditions, the waiver of which shall not be effective against any Purchaser if such Purchaser does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company, its counsel or to counsel of such Purchaser:

8.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 4 shall be true and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

8.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein;

8.3 Deliveries. On or prior to the Closing Date, the Company shall have delivered or cause to be delivered to each Purchaser the following:

(a)	This Agreement duly executed by the Company;

(b)	a Note, duly executed by the Company in favor of such Purchaser;

(c)	the Security Agreement, duly executed by the Company and the Purchasers;

(d)	a legal opinion of Company Counsel, in customary form reasonably acceptable to the Purchasers; and

(e)	such other documents and instruments with respect to the transactions contemplated hereby as the Agent may reasonably request.

8.4 Securities Exemptions. The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of applicable state securities laws.

9. OTHER AGREEMENTS AND COVENANTS OF THE PARTIES.

9.1 Reservation of Common Stock and Other Equity Interests. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock and other Equity Interests for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

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9.2 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchasers at the Share Delivery Date under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

9.3 Legend Removal. If the certificates representing any Shares are issued to any Purchaser with a restrictive legend in accordance with the terms of this Agreement, the legend shall be removed and the Company shall issue a certificate without such legend to such Purchaser of any Shares upon which it is stamped, if either of the conditions to the disposition of the Shares by such Purchaser set forth in Sections 7.8(a) or (b) hereof shall have been satisfied.

9.4 Registration Rights. The Company hereby grants to the Purchasers the following registration rights (the “Registration Rights”):

a)	Registration on Form S-1. The Company shall will use its commercially reasonably best efforts to file a Registration Statement on Form S-1 on the date of the Qualified IPO (the “Registration Filing Date”) on which form shall be available to effect (i) the resale of all Shares and Warrant Shares (collectively the “Registrable Securities”) and simultaneously (ii) a Qualified IPO. If the Company is unable to include all of the Shares and the Warrant Shares in the Registration Statement filed on the date of the Qualified IPO, the Registration Date shall be extended to the date that is 90 days from the date of the Qualified IPO, subject to a 30-day cure period. The Company shall (i) make the initial filing of the Registration Statement with the Commission no later than the Registration Filing Date, (ii) use its commercially reasonable efforts to keep such Registration Statement continuously effective (including by filing a new Registration Statement if the initial Registration Statement expires) for a period of five (5) years after the Effective Date or for such shorter period as such securities no longer constitute Registrable Securities hereunder; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 9.4(a), or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so; and provided further that the Company will not be in breach of this Section 9.4(a) if the Company engages in a Fundamental Transaction (as defined in the Warrant) approved by the Board of Directors and (if applicable) the stockholders of the Company, the result of which is that the Company’s reporting obligations under the Exchange Act are terminated.

b)	Liquated Damages. If the Company has not closed the Qualified IPO and registered the Registrable Securities in the Qualified IPO within 120 days of the final Closing (any such failure or breach being referred to as an “Event”, and the date on which such Event occurs, is being referred to as an “Event Date”), then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.5% multiplied by the aggregate Subscription Amount paid by such Purchaser pursuant to this Agreement. The parties agree that the maximum aggregate liquidated damages payable to a Purchaser under this Agreement shall be 10% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event

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9.5 Right of Participation. From the date hereof until the date that is the 24 month anniversary of the final Closing Date, upon any issuance by the Company or any of its subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, indebtedness or a combination of units hereof (a “Subsequent Financing”), each Purchaser shall have the right to participate on a pro-rata basis (with respect to other participating Purchasers and the number of Units purchased by them on the Closing Date) in up to an amount of the Subsequent Financing equal to 10% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and under the same documents, as are offered by the Company to other prospective investors. The Company shall notify the Purchaser in writing not less than five (5) Business Days prior to the proposed closing date of the Subsequent Financing (which date shall be specified in such notice), which notice shall be accompanied by all agreements and other documents then in place to be delivered to or signed by other prospective investors in the Subsequent Financing, and if the Purchaser desires to participate in the Subsequent Financing, it shall so notify the Company in writing not less than two (2) Business days from its receipt of the original notice of the Subsequent Financing, and further shall execute all Subsequent Financing documents as required and deliver them and the purchase price for such securities and such other items as are specified to be delivered under the such documents to the Company on or prior to the Subsequent Financing proposed closing date (or such later date as the Company may agree in writing). Notwithstanding the foregoing, this Section 9.5 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

9.6 Negative Covenants. Until all of the Notes have been converted, exchanged, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall not permit any of its Subsidiaries without the prior written consent of the Lead Investor and majority of the Holders, directly or indirectly:

(a) incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness;

(b) allow or suffer to exist any Liens other than Permitted Liens;

(c) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note, the payment of the Company’s ordinary obligations and the payment of $100,000 per month to satisfy the payment of the $700,000 obligation related to the Company’s assembly line which is to be paid at a rate of $100,000 per month ) of the Company or any other Person, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment with respect to such Indebtedness is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing;

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(d) encumber or allow any Liens on, any of its own or its licensed copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens;

(e) redeem or repurchase its Equity Interests;

(f) declare or pay any cash dividend or distribution on any of its Equity Interest;

(g) sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business

(h) enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof;

(i) prior to the Qualified IPO, amend, repeal, restate, supplement or otherwise modify its or any Subsidiary’s organizational documents in a manner adverse to the holders of Notes;

(j) engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the date hereof or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose;

(k) issue any other securities that would cause a breach or default under the Notes or the Warrants; or

(l) issue any debt (other than the Notes) that grant the holder thereof the right to vote with holders of Common Stock.

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10. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to Purchasers under this Agreement are subject to the fulfillment or waiver on or before the Closing Date of each of the following conditions by the Purchasers:

10.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 7 shall be true and complete on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

10.2 Payment of Purchase Price. Each Purchaser shall have delivered to the Company the purchase price specified in Section 2 for such Purchaser in accordance with the provisions of Section 2.

10.3 Securities Exemptions. The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

11. GENERAL PROVISIONS.

11.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight air courier service with charges prepaid, or (iv) transmitted by hand delivery or email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, with accurate confirmation generated by the transmitting email machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Sharps Technology, Inc, Attention: Andrew Crescenzo, email: andrew.crescenzo@sharpstechnology.com and Alan Blackman@sharpstechnology.com, with a copy by email only to: Sichenzia Ross Ference LLP, Attention: Arthur S. Marcus, Esq., email: amarcus@srf.law, and (ii) if to the Purchasers, to the one or more addresses and email addresses indicated on the signature pages hereto.

11.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Wyoming, without giving effect to that body of laws pertaining to conflict of laws.

11.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

11.4 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

11.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Notes and Shares at the time outstanding, each future holder of such securities, and the Company; provided, however, that no condition set forth in Section 8 may be waived with respect to any Purchaser who does not consent thereto. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

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11.6 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

11.7 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, and the Note entered into pursuant hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

11.8 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

11.9 Termination. If the Closing has not been consummated on or before the fifth (5th) business day following the date hereof, this Agreement may be terminated by any Purchaser by written notice to the other parties (a “Termination Notice”), as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers; provided, that no later than one (1) business day following the Company’s receipt of any Termination Notice, the Company shall return the subscription funds of the Purchaser that delivered such Termination Notice that were received in escrow but not accepted in accordance with Section 3; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

11.10 Survival. Notwithstanding anything to the contrary set forth herein, the Company’s obligation to return funds to each Purchaser whose subscription funds are received in escrow but not accepted in accordance with Section 3 shall survive the termination of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE COMPANY:

SHARPS TECHNOLOGY INC.

By:	/s/ Alan Blackman, Director

[Signature Page to Note Purchase Agreement]

[PURCHASER SIGNATURE PAGES TO NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

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